(212) 455-2000




                                                                January 12, 2000




Dillard Asset Funding Company
c/o Chase Manhattan Bank Delaware
1202 Market Street
Wilmington, DE  19801

                       Re:    Dillard Credit Card Master Trust
                              Asset-Backed Certificates

Ladies and Gentlemen:

         We have acted as counsel for Dillard Asset Funding Company, a Delaware business trust (the "Company") and Dillard National Bank, a national banking association ("DNB") in connection with the filing by the Company, on behalf of the Dillard Credit Card Master Trust (the "Master Trust"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3, Registration No. 333-67855 (the "Registration Statement"), registering asset-backed certificates representing undivided interests in certain assets of the Master Trust (the "Certificates"). The Certificates of a particular series will be issued pursuant to an Amended and Restated Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") between the Company, DNB as Servicer (the "Servicer") and The Chase Manhattan Bank, as Trustee (the "Trustee"), substantially in the form filed as
Exhibit 4.1 to the Registration Statement, and a related Series Supplement to the Pooling and Servicing Agreement (a "Series Supplement") between the Company, the Servicer and the Trustee, substantially in the form filed as Exhibit 4.2 to the Registration Statement.

         We have examined the Registration Statement, the form of Pooling and Servicing Agreement and the form of Series Supplement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to

Dillard Asset Funding Company             -2-                   January 12, 2000



questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and DNB.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

         1. When the Pooling and Servicing Agreement has been duly authorized, executed and delivered by each of the Company and DNB and the Trustee, such Pooling and Servicing Agreement will constitute a binding obligation of the Company and DNB.

         2. When the Series Supplement relating to a particular series of Certificates has been duly authorized, executed and delivered by each of the Company and DNB and the Trustee, such Series Supplement will constitute a binding obligation of the Company and DNB.

         3. When the Certificates of a particular series have been duly authorized by the Company, when such Certificates have been duly executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and the related Series Supplement and when such Certificates have been delivered and sold as contemplated by the Registration Statement, such Certificates will be validly issued, fully paid and nonassessable and outstanding and entitled to the benefits provided for by the Pooling and Servicing Agreement and such Series Supplement.

         Our opinions set forth above in paragraphs 1 and 2 are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).


         The statements set forth in the Prospectus included in the Registration Statement (the "Prospectus") under the caption "Federal Income Tax Consequences" insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects. We hereby confirm and adopt as our opinion as to the material federal income tax consequences of the purchase, ownership and disposition of

Dillard Asset Funding Company           -3-                     January 12, 2000


the certificates that which is stated as our opinion under the caption "Federal Income Tax Consequences" in the Prospectus.


         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 and Exhibit 8.1 to the Registration Statement and the use of our name under the captions "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus.


                                             Very truly yours,

                                             /s/ Simpson Thacher & Bartlett

                                             SIMPSON THACHER & BARTLETT